Exhibit 99.(g)(2)

State Street Bank and Trust Company	September 27, 2017
Channel Center
One Iron Street
Boston, MA 02210
Attention: Tricia Cormier, Vice President

Re:  American Beacon Funds

Ladies and Gentlemen:

This letter is to advise you that American Beacon Funds (the “Trust”) has changed the name of the American Beacon Holland Large Cap Growth Fund to the American Beacon Bridgeway Large Cap Growth II Fund (the “Fund”).

In accordance with the Additional Funds provision of Section 20 of the Custodian Contract dated December 1, 1997 between the Trust and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Trust hereby requests that you act as Custodian for the Funds.

For your convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Trust and retaining one copy for your records.

Sincerely,

AMERICAN BEACON FUNDS

By:	/s/Melinda G. Heika
Name:	Melinda G. Heika
Title:	Principal Accounting Officer and Treasurer

Agreed:

STATE STREET BANK AND TRUST COMPANY

By:	/s/Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President
Effective Date:	September 27, 2017

Schedule D

American Beacon Funds
American Beacon Acadian Emerging Markets Managed Volatility Fund
American Beacon AHL Managed Futures Strategy Fund
American Beacon Alpha Quant Core Fund
American Beacon Alpha Quant Dividend Fund
American Beacon Alpha Quant Quality Fund
American Beacon Alpha Quant Value Fund
American Beacon ARK Transformational Innovation Fund
American Beacon Bahl & Gaynor Small Cap Growth Fund
American Beacon Balanced Fund
American Beacon Bridgeway Large Cap Growth Fund
American Beacon Bridgeway Large Cap Growth II Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Crescent Short Duration High Income Fund
American Beacon Flexible Bond Fund
American Beacon Garcia Hamilton Quality Bond Fund
American Beacon Global Evolution Frontier Markets Income Fund
American Beacon GLG Total Return Fund
American Beacon Grosvenor Long/Short Fund
American Beacon International Equity Fund
American Beacon Ionic Strategic Arbitrage Fund
American Beacon Large Cap Value Fund
American Beacon The London Company Income Equity Fund
American Beacon Mid-Cap Value Fund
American Beacon Numeric Integrated Alpha Fund
American Beacon SiM High Yield Opportunities Fund
American Beacon Small Cap Value Fund
American Beacon SGA Global Growth Fund
American Beacon Shapiro Equity Opportunities Fund
American Beacon Shapiro SMID Cap Equity Fund
American Beacon Sound Point Floating Rate Income Fund
American Beacon Stephens Small Cap Growth Fund
American Beacon Stephens Mid-Cap Growth Fund
American Beacon TwentyFour Strategic Income Fund
American Beacon Zebra Small Cap Equity Fund

American Beacon Cayman Managed Futures Strategy Fund, Ltd.